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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6350 South 3000 East
Salt Lake City, Utah 84121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 6, 2009

Dear Fellow Stockholders:

        We cordially invite you to attend the 2009 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at 1:00 p.m. on Wednesday, May 6, 2009, at the Company's distribution center located at 1862 South 4800 West, Salt Lake City, Utah 84104, for the following purposes:

  1.    To elect two Class I directors of the Company to serve a term of three (3) years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. A majority of the independent members of the Board of Directors has recommended, and the Company's Board of Directors intends to present, Patrick M. Byrne and Barclay F. Corbus for re-election to the Board;

  2.    To ratify the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.    To transact any other business properly coming before the Annual Meeting or any adjournments or postponements thereof.

        These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares at the close of business on March 20, 2009 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on March 20, 2009 will be available at the Company's principal executive offices at 6350 South 3000 East, Salt Lake City, Utah for at least ten days prior to the meeting.

        Following the meeting, we will report on our performance in 2008 and answer your questions.

By Order of the Board of Directors,

Jonathan E. Johnson III President and Corporate Secretary

Salt Lake City, Utah
April 1, 2009

        Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying Proxy Card in the enclosed self-addressed, stamped envelope or, if available, follow the instructions for Internet or telephone voting on the Proxy Card.

i

OVERSTOCK.COM, INC.
6350 South 3000 East
Salt Lake City, Utah 84121

PROXY STATEMENT

         Our Board of Directors (the "Board") is soliciting proxies for the 2009 Annual Meeting of Stockholders to be held at 1:00 p.m. on May 6, 2009 at the Company's distribution center located at 1862 South 4800 West, Salt Lake City, Utah 84104. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        The Board set March 20, 2009 as the record date for the meeting. Stockholders who owned Overstock common stock on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 22,814,053 shares of common stock outstanding on the record date.

        Voting materials, which include this Proxy Statement, the proxy card and Overstock's Annual Report on Form 10-K/A for the year ended December 31, 2008, are being mailed to stockholders on or about April 3, 2009.

        The date of this Proxy Statement is April 1, 2009.

QUESTIONS AND ANSWERS

Q:
Why am I receiving this Proxy Statement?

A:
This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:
Who can vote at the Annual Stockholders Meeting?

A:
Stockholders who owned Overstock common stock at the close of business on March 20, 2009 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 22,814,053 shares of common stock outstanding on March 20, 2009. Information about the stockholdings of our directors and executive officers is contained in the section entitled "Share Ownership of Management, Directors, Nominees and 5% Stockholders" beginning on page 25 of this Proxy Statement.

Q:
What is the proxy card?

A:
The proxy card enables you to appoint Patrick M. Byrne and Jonathan E. Johnson III as your representatives at the Annual Meeting. By completing and returning the proxy card you are authorizing Messrs. Byrne and Johnson to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q:
What am I voting on?

A:
You are being asked to vote on:

•
the election of two directors; and

•
ratification of our Audit Committee's selection of Grant Thornton LLP as our independent registered public accounting firm.

  The section entitled "Proposals to be Voted On" on page 5 of this Proxy Statement gives you more information about the nominees for election to our Board and the Company's independent registered public accounting firm. You may also find more information on the nominees in the section entitled "The Board—Information Regarding Director Nominees and Other Directors" beginning on page 12 of this Proxy Statement. We will also transact any other business that properly comes before the meeting.

Q:
How do I vote?

A:
You may vote either by attending the meeting and voting in person, or you may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope, or, if available, by the Internet or by telephone by following the instructions on the proxy card. If you mark your voting instructions on the proxy card, your shares will be voted:

•
as you instruct, and

•
according to the best judgment of the Board (or the proxy holders, in the absence of instructions from the Board) if a proposal comes up for a vote at the meeting that is not on the proxy card.

  If you return a signed card but do not provide voting instructions, your shares will be voted:

  •
  for the named nominees for director;

  •
  for ratification of the Audit Committee's selection of Grant Thornton LLP as our independent registered public accounting firm, and

  •
  according to the best judgment of the Board (or the proxy holders, in the absence of instructions from the Board) if a proposal comes up for a vote at the meeting that is not on the proxy card.

  We will hand out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a legal proxy from the record holder in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

  We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Q:
What does it mean if I receive more than one proxy card?

A:
It means that you may have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:
What if I change my mind after I return my proxy?

A:
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•
sending a written notice to the Secretary of the Company (at the address shown on the cover page) stating that you are revoking your proxy of a particular date,

•
signing another proxy with a later date and returning it before the polls close at the meeting, or

•
attending the Annual Meeting and voting in person.

Q:
Will my shares be voted if I do not sign and return my proxy card or vote via the Internet or by telephone?

A:
(1) If your shares are held in street name, your brokerage firm or other nominee, under certain circumstances, may vote your shares. Nominees have authority under the Nasdaq rules to vote customers' unvoted shares on some "routine" matters. The proposals to elect directors and ratify the appointment of the independent registered public accounting firm are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•
vote your shares on routine matters, or

•
leave your shares unvoted.

  If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote." A brokerage firm cannot vote customers' shares on non-routine matters without instructions from you.

  You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

  (2) If your shares are in your name and you do not sign and return your proxy card or vote via the Internet or by telephone, your shares will not be voted unless you vote in person at the meeting.

Q:
How may I vote?

A:
You may vote:

•
with respect to the nominees for election to the Board, either "for" the nominees or to "withhold" your vote from any nominee, and

•
"for," "against," or "abstain" on the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm.

Q:
How many stockholders are needed either in person or by proxy to hold the meeting?

A:
To hold the meeting and conduct business, a majority of the Company's outstanding shares entitled to vote as of March 20, 2009 must be present at the meeting. This is called a quorum.

  Shares are counted as present at the meeting if the stockholder either:

  •
  is present in person at the meeting, or

  •
  has properly submitted a proxy card.

  On proposals for routine matters, a broker nonvote is counted for determining the presence of a quorum.

Q:
How many votes must each nominee have to be elected as a director?

A:
The two nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

Q:
What happens if a nominee is unable to stand for re-election?

A:
A majority of the independent members of the Board may designate a substitute nominee. If you have completed and returned your proxy, Messrs. Byrne and Johnson can vote your shares for a substitute nominee.

Q:
How many votes are required to ratify the appointment of Grant Thornton LLP?

A:
A majority of the shares present, in person or by proxy, including broker nonvotes, voting in favor is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Q:
How many votes are required to approve other matters that may come before the stockholders at the meeting?

A:
A majority of the shares present, in person or by proxy, excluding broker nonvotes, voting in favor is required to approve other matters that may come before the stockholders at the meeting.

Q:
What happens if I don't indicate how to vote my proxy?

A:
If you just sign your proxy card without providing further instructions, your shares will be counted as a "for" vote for the director nominees, and "for" ratification of the selection of Grant Thornton LLP.

Q:
Is my vote kept confidential?

A:
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:
Where do I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009 on or before August 11, 2009. We will file that report with the SEC, and you can get a copy by calling Investor Relations at (801) 947-3282 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://investors.overstock.com.

Q:
Who can help answer my questions?

A:
You can call Georgeson Shareholder Communications, our proxy solicitor, toll-free at (800) 314-4549 with any questions about the proposals described in this Proxy Statement or the mechanics of voting.

PROPOSALS TO BE VOTED ON:

  1.
  ELECTION OF DIRECTORS

        The nominees for election this year as Class I directors, for three-year terms ending in 2012, are Patrick M. Byrne and Barclay F. Corbus. Mr. Byrne has been a director since 1999, and Mr. Corbus has been a director since March 2007. Mr. Byrne and Mr. Corbus have each consented to serve a new three-year term.

        For information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors" beginning on page 12.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "for" each of Mr. Byrne and Mr. Corbus.

  Vote Required

        Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect under Delaware law.

  2.
  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

        The Board of Directors has appointed Grant Thornton LLP as independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP ("PwC") had previously served as the Company's independent accountants from 1999 until March 23, 2009, at which time the Company dismissed PwC as the Company's independent accountants. The decision to dismiss PwC was recommended and approved by the Audit Committee of the Company's Board of Directors (the "Audit Committee") on March 23, 2009 as the result of a competitive proposal process.

        The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through March 23, 2009, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company's consolidated financial statements for such years. During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through March 23, 2009, there was one "reportable event" as defined under Item 304(a)(1)(v) of Regulation S-K. In 2008 the Company and Audit Committee discussed with PwC the existence of a material weakness in the Company's internal control over financial reporting and disclosure controls and procedures, as more fully described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007, Quarterly Report on Form 10-Q/A for the three months ended March 31, 2008, Quarterly Report on Form 10-Q/A for the three months ended June 30, 2008 and Quarterly Report on Form 10-Q for the three months ended September 30, 2008, each filed November 10, 2008 with the Securities and Exchange Commission (the "SEC"). Management of the Company concluded that the material weakness was remediated as of December 31, 2008. The Company authorized PwC to respond fully to the inquiries of the new independent registered public accounting firm related to the material weakness.

        The Company provided PwC with a copy of the statements made in the preceding paragraph and requested PwC to furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of PwC's letter to the SEC dated March 24, 2009 was attached as Exhibit 16.1 to the Company's Report on Form 8-K filed with the SEC on March 24, 2009.

        The Company has not consulted with Grant Thornton LLP during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

        Although ratification of the Audit Committee's selection of Grant Thornton LLP is not required under our bylaws or other legal requirements, the Company is submitting the appointment of Grant Thornton LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the stockholders ratify the selection of Grant Thornton LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace Grant Thornton LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so.

        Representatives of Grant Thornton LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. For additional information regarding the Company's relationship with its independent registered public accounting firms, please refer to the Report of the Audit Committee on page 24.

  Audit Fees

        The aggregate fees and out-of-pocket expenses PricewaterhouseCoopers LLP billed us for each of the last two fiscal years for professional services for the audits of our annual financial statements, the effectiveness of internal control over financial reporting and reviews of financial statements included in our Reports on Form 10-K and Form 10-Q and amendments thereto and for their services assisting us with our responses to accounting comments from the Staff of the SEC and to the SEC's investigation into our accounting and for services in connection with our registration statements and other matters were $761,000 in 2007 and $820,100 in 2008.

  Audit-Related Fees

        PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under the caption "Audit Fees."

  Tax Fees

        PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for compliance, tax advice, or tax planning.

  All Other Fees

        PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for products and services provided by PricewaterhouseCoopers LLP, other than the services reported above, except for $2,400 in each of 2007 and 2008 for the use of proprietary software.

  Auditor Independence

        The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing us with the services described above, and has concluded that those services were compatible with their independence from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

  General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services to be performed by the independent registered public accounting firm are to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

  Audit Services

        The annual Audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company's consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's report on the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the Audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific Audit services outside the engagement scope.

  Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval to specified Audit-related services. All other Audit-related services not specified must be specifically pre-approved by the Audit Committee.

  Tax Services

        Under the Policy, the Audit Committee grants general pre-approval to specific tax compliance, planning and advice services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence. Other tax services must be specifically approved by the Audit Committee.

  All Other Services

        Under the Policy, the Audit Committee grants general pre-approval to specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

  Procedures

        The Policy provides that at the beginning of each year, the Senior Vice President, Finance (our principal financial and accounting officer) and the Company's independent registered public accounting firm will jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to general pre-approval. This schedule will provide a description of each type of service that is subject to general pre-approval and, where possible, will provide projected fees (or a range of projected fees) for each service. The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule will be subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "for" ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm.

  Vote Required

        The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve the proposal.

  3.
  OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors is currently composed of four members. Two current directors are nominees for re-election this year. The remaining two directors will continue to serve the terms described below. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        As a result of the resignation of James V. Joyce from the Board on April 1, 2009, the class of directors whose term would expire in 2010 has no directors. The independent members of the Board intend to recommend a replacement to the Board as promptly as may be practicable.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of Messrs. Byrne and Corbus, each of whom is a current director of the Company. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by a majority of the independent members of the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees approved by a majority of the independent members of the Board, if possible. The term of office of the persons elected as directors will continue until the 2012 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. It is not expected that either nominee will be unable or will decline to serve as a director.

  Board and Committee Meetings

        The Board held ten meetings during 2008. The Audit Committee held 11 meetings during 2008, and the Compensation Committee held six meetings during 2008. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served during 2008.

  Board Independence

        The Board currently consists of four members. The Board of Directors has determined that, except for Patrick M. Byrne, who serves as our Chief Executive Officer, each of our current directors is independent within the meaning of the Nasdaq director independence standards. In reaching this determination, the Board considered that neither Allison H. Abraham nor Joseph J. Tabacco, Jr. has any relationship with the Company except as a director and stockholder. With respect to Barclay F. Corbus, the Board considered the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company and determined that Mr. Corbus met the independence requirements. From February 2008 until his resignation on April 1, 2009, James V. Joyce was also a member of the Board. Mr. Joyce, who also served as a consultant to the Company, was not considered independent.

  Committees of the Board

        The Board of Directors has an Audit Committee and a Compensation Committee, each of which has adopted a written charter. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below. In addition, the Board has adopted resolutions authorizing a majority of the independent members of the Board of Directors to recommend nominees for election to the Board, as described in more detail below.

        Audit Committee.    The Board has an Audit Committee consisting of Allison H. Abraham, who serves as Chair, Barclay F. Corbus and Joseph J. Tabacco, Jr., each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham and Mr. Corbus is an "audit committee financial expert" as defined by the SEC. The Audit Committee is responsible for reviewing and monitoring our financial statements and internal accounting procedures, selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 24 of this proxy statement.

        Compensation Committee.    The Board also has a Compensation Committee consisting of Barclay F. Corbus, who serves as Chair, Allison H. Abraham and Joseph J. Tabacco, Jr., each of whom is a non-employee and independent under the Nasdaq independence standards. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 18 of this proxy statement.

        Nominations.    The Board does not have a standing nominating committee or committee performing similar functions. The Board has adopted resolutions in accordance with applicable Nasdaq rules authorizing a majority of the independent members of the Board to recommend nominees to the full Board. The Board believes that it is appropriate for the Board not to have a nominating committee because of the small size of the full Board. The Board currently consists of four members, three of whom are independent. The Board considered forming a nominations committee consisting of some or all of the independent members of the Board. Forming a committee consisting of less than all the independent members was unattractive because it would have omitted one or more of the independent members of the Board. The Board desired the participation in the nomination procedure of all of its independent members, and therefore authorized a majority of the independent members of the Board to make nominations. The Board intends to review this matter periodically, and may in the future elect to designate a formal nominations committee. Each member of the Board of Directors has historically participated in the consideration of director nominees. The independent members of the Board do not have a nominating committee charter, but act pursuant to Board resolutions as described above. Each of the members of the Board authorized to recommend nominees to the full Board is independent within the meaning of the Nasdaq director independence standards.

  Director Qualifications

        The independent members of the Board have not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members. The independent members believe that candidates for election to the Board should have the highest professional and personal ethics and values, consistent with those of the Company. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice based on experience, and they must actively represent the interests of the stockholders. The independent members believe that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders.

   Identification and Evaluation of Nominees for Director

        The independent members of the Board believe that the current Board composition is serving the stockholders of the Company well. The independent Board members have recommended additional persons as candidates for the Board from time to time, based largely on the qualifications of the potential candidates, as well as on the needs of the Company. In the future, the independent members may consider candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        The independent members have a policy that they will consider any properly submitted director candidates recommended by stockholders of the Company. Any stockholder who desires to submit a recommendation should submit a written recommendation to the Board, including information about the qualifications of the person to be a nominee for election to the Board, and a consent of the person to serve if elected, addressed to Board of Directors, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121. There is no difference in the manner in which the independent members would evaluate a nominee based on whether the nominee is recommended by a stockholder. There has been no material change to the procedures by which stockholders may recommend nominees to the independent members that was implemented after the Company's most recent disclosure pursuant to Item 407(c)(2) of Regulation S-K.

        The independent members have not approved any nominee for inclusion on the Company's proxy card for the 2009 Annual Meeting other than Messrs. Byrne and Corbus, each of whom is standing for re-election. The Company has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The independent members did not receive, by November 26, 2008, any recommended nominee from any stockholder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        In 2004 the Board adopted resolutions to provide a formal process by which stockholders may communicate with the Board. Although the adoption of the formal process did not change the previously existing informal procedures by which stockholders could communicate with the Board, whether for the purpose of recommending nominees for election to the Company's Board of Directors or for other purposes, the adoption of the formal process did clarify that stockholders may communicate directly with the Board, whether for the purpose of recommending nominees for election to the Company's Board of Directors or for other purposes. The formal process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 6350 South 3000 East, Salt Lake City, Utah 84121, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to Board members.

  Annual Meeting Attendance

        The Company's policy is that Board members should attend annual stockholder meetings if reasonably possible. All the members of the Board attended the 2008 annual stockholders meeting.

   Code of Ethics

        The Company has adopted a code of ethics that applies to all of the Company's directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review, approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee participates in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, to the Audit Committee. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to the Company's participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information as of the record date regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2009 Annual Meeting.

Class I Directors (Term Expiring in 2009) and Nominees for Election for Terms Expiring in 2012

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	46	Chief Executive Officer	October 1999
Barclay F. Corbus	42	None	March 2007

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer) and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and since July 2006. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business Administration in Finance from Columbia Business School.

Class II Directors (Term Expiring in 2010)

        As of April 1, 2009, Class II had no members, as James V. Joyce, who was the sole member of Class II, resigned on April 1, 2009. The independent members of the Board intend to recommend one or more replacement candidates to the Board as promptly as may be practicable.

Class III Directors (Term Expiring in 2011)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	46	None	March 2002
Joseph J. Tabacco, Jr.	60	None	June 2007

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently the President of the Newton School, a non-profit, private school located in Sterling, Virginia. She is Chairwoman of the Audit Committee and a member of the Compensation Committee. Ms. Abraham served as President and as a director of LifeMinders, Inc., an online direct marketing company, from May 2000 until the acquisition of LifeMinders by Cross Media Marketing Corp. in October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc., an online media company, from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a director of Shoppers Express, an online grocery service, and also served as Vice President of Sales and Marketing for several months prior to her promotion. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992, focusing on the launch of new products and loyalty programs. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia.

        Mr. Joseph J. Tabacco, Jr. has served as a Director of Overstock since June 2007. Mr. Tabacco is a member of the Audit Committee and the Compensation Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman DeValerio (formerly Berman DeValerio Pease Tabacco Burt & Pucillo). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2008 were Barclay F. Corbus (Chair), Allison H. Abraham and Joseph J. Tabacco, Jr. During 2008:

  •
  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the Compensation Committee was a participant in any "related person" transaction;

  •
  None of the Company's executive officers served on the compensation committee of another entity where one of that entity's executive officers served on the Company's Board or Compensation Committee; and

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

  Introduction

        The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and approving the compensation policies for executive officers and directors, for reviewing and approving all forms of compensation for our executive officers and directors, for administering our incentive compensation programs (including our 2005 Equity Incentive Plan), for approving and overseeing the administration of our employee benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the board of directors. The committee annually reviews the adequacy of its charter and recommends changes to the board for approval as it considers appropriate. The committee meets at scheduled times during the year and also acts upon occasion by written consent. The committee reports on its activities and makes committee recommendations at meetings of the board of directors. The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, approves awards under incentive/bonus plans, approves discretionary bonuses, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning. Our Chief Executive Officer and other executive officers make recommendations and participate with respect to decisions concerning other executive officers, and provide information and make recommendations to the committee regarding the amount and form of director compensation. Neither the committee nor the Company has used outside compensation consultants to determine or recommend the amount or form of executive or director compensation. The committee has not delegated any of its authority to any other person.

  Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our Chief Executive Officer has refused to accept any salary or bonus since our inception. Our compensation philosophy is that the executive salary and bonus levels should be modest in comparison to those paid at comparable companies, and that executives' opportunities for more significant compensation should be tied closely to the Company's performance. At their request, none of our executives received any bonus payment for 2008. Further, as described below, our three-year Performance Share Plan terminated on December 31, 2008 without any payment having been made to any participant in the plan, because we did not achieve the objectives contemplated by the plan.

        The objectives of our executive compensation plans and programs are to:

  •
  Emphasize the enhancement of the long-term economic value of the Company;

  •
  Retain the senior executives;

  •
  Deliver the total executive compensation package in a cost-effective manner; and

  •
  Encourage management ownership of our common stock.

        Our executive compensation policy is designed to encourage decisions and actions that have a positive effect on our economic value and our overall corporate performance. Specifically, the Performance Share Plan was designed to have no value to the Named Executive Officers or other participants if the Company's economic value failed to increase as described below, and to have increasing value if the Company's economic value and stock price had increased as contemplated by the plan. Similarly, option grants under the Company's 2005 Equity Incentive Plan have no value to the executives or other participants if the Company's stock price fails to increase above the exercise prices of the respective option grants. Restricted stock unit grants, which we first made in January 2008, are intended to have value to the recipients, subject to compliance with the vesting requirements, that is tied directly to the Company's stock price.

        The accounting and tax treatment of particular forms of compensation generally do not affect the committee's compensation decisions. However, the committee evaluates the effects of accounting and tax treatment on an ongoing basis and takes those effects into account to the extent it considers appropriate.

        In setting or recommending the amounts of each component of an executive's compensation and considering his or her overall compensation package, the Compensation Committee evaluates market data for corporate executives in positions comparable to those of the Company, to the extent available. During 2009, the Compensation Committee examined market data on pay practices at four public companies based in Utah with median revenues ranging from approximately $400 million to $1,250 million. The four companies evaluated were: EnergySolutions, Headwaters, Inc., Nu Skin Enterprises and USANA Health Sciences.

  Elements of Compensation

        The elements of total compensation for which our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers") other than our Chief Executive Officer (the "CEO") were eligible during 2008 were as follows:

  •
  Base salary;

  •
  Annual individual cash bonuses;

  •
  Payments under our Performance Share Plan;

  •
  Awards under our 2005 Equity Incentive Plan;

  •
  Matching contributions under our 401(k) plan; and

  •
  Benefits under our health and welfare benefits plans.

        Each of these elements is discussed below. However, at their request, none of our Named Executive Officers received any cash bonus for 2008. Further, the Performance Share Plan terminated on December 31, 2008. Because the Company did not achieve the objectives contemplated by the plan, no cash or other payment of any kind ever was or will be made under the Performance Share Plan. See "Performance Share Plan" below.

        In January 2008 our CEO received a grant of 15,000 restricted stock units under the Company's 2005 Equity Incentive Plan, but declined to accept any other compensation during or relating to 2008. The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

        Base Salary.    The base salaries of the Named Executive Officers are generally reviewed by the committee annually. Salaries for the named executive officers in 2008 were set at $200,000 each, except for our CEO, Patrick Byrne, who did not receive any salary. In setting the 2008 salaries, the committee determined not to increase or decrease salaries from the 2007 levels. On July 28, 2008, the Board appointed Mr. Johnson to serve as our President, and his salary was increased to $225,000. Salary income for each Named Executive Officer for calendar year 2008 is reported in the Summary Compensation Table.

        Annual Individual Cash Bonuses.    At their request, no Named Executive Officer received any bonus relating to 2008. Annual individual cash bonuses, if any, paid to the Named Executive Officers are determined by the committee annually after the end of the year and, if paid, are intended to serve both as recognition for individual and Company performance and as a retention mechanism. The amounts of the bonuses are determined by the committee based on recommendations made by the CEO and on the committee's subjective view of the performance of the respective Named Executive Officers during the prior year. In determining the amount of the bonuses to be paid to the Named Executive Officers, the committee generally first establishes the aggregate amount of bonuses to be paid to all Company employees, including the Named Executive Officers, and then allocates the aggregate amount to employees, including the Named Executive Officers. The amounts of the bonuses generally are intended to be sufficient to enable the Company to retain the services of the Named Executive Officers, and to be meaningful to the Named Executive Officers as recognition for performance during the past year, but without being more than the amounts necessary to achieve these purposes.

        Performance Share Plan.    The committee approved the adoption of the Company's Performance Share Plan in January 2006. The Performance Share Plan provided for a three-year period for the measurement of the Company's attainment of the performance goal described in the form of grant. Because the Company did not attain the performance goals described in the form of grant, no payments were made to any Named Executive Officer or other participant in the plan, and the plan terminated as of December 31, 2008.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2008 and provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan have been granted at a per share exercise price which is not less than 100% of the fair market value of the underlying shares on the date that the option is granted. Accordingly, options granted under the plan have no intrinsic value unless the market price of the Company's common stock increases after the date of grant. The plan also provides for the grant of restricted stock awards and other types of awards, although prior to 2008 we had not made any such awards. The plan is designed to provide at-risk (incentive) compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The dollar amount recognized as compensation cost for financial statement reporting purposes for calendar years 2006, 2007 and 2008 (determined in accordance with Financial Accounting Standard 123(R), Share Based Payment ("SFAS 123R"), without regard to forfeitures) is set forth in the Summary Compensation Table. Information concerning the number of options and restricted stock units held by each Named Executive Officer as of December 31, 2008 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2008 we matched 50% of participants' contributions on up to 6% of their salaries but did not make any discretionary contribution. The amounts of matching contributions allocated to our Named Executive Officers are set forth in the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. The committee is responsible for overseeing the administration of these programs and believes that the employee benefits programs should be generally comparable to those maintained by comparable companies so that we are able to attract and retain officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

  Executive Compensation Action Taken After Year-End

        In January 2009 the Compensation Committee set 2009 salaries for our Named Executive Officers at the same rates they were paid during 2008, except that the committee increased the base salary of Mr. Johnson, who has been appointed to serve as our President, to $250,000. Patrick Byrne, our CEO, declined to accept any salary for 2009, and the salaries for the other Named Executive Officers were maintained at $200,000. The committee determined that the salaries to be paid to the Named Executive Officers were consistent with the committee's philosophy that the salaries should be modest in comparison to salaries being paid by comparable public companies. No cash bonuses for 2008 performance were approved for any Named Executive Officer.

        In January 2009 the Compensation Committee also approved the grant of restricted stock units under the Company's 2005 Equity Incentive Plan to approximately 125 employees of the Company, including the Named Executive Officers. The number of restricted stock units granted to each of the Named Executive Officers were as follow: Mr. Byrne—20,000; Ms. Simon—16,000; Mr. Johnson—15,600; Mr. Tryon—14,000; and Mr. Chidester—5,000. Restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three. The committee made the determination to grant restricted stock units rather than stock options in part because of the volatility of the Company's stock price. The committee wanted to provide an equity incentive that would have value to the recipient, and thus serve as an incentive, even during periods when the stock price may be lower than it was on the date of the grant of the award.

        The committee has approved a Company-wide 2009 bonus pool equal to 30% of the improvement in contribution (which for this purpose consists of net income plus noncash charges, plus profit sharing, employee bonus pool and equity grants, plus expenses incurred in connection with the Company's Copper River and prime broker litigation and related matters, less capital expenditures) achieved in 2009 over 2008; subject to the authority of the Compensation Committee to determine the employees or classes or other groups of employees, if any, who may participate in any bonus payment. The Named Executive Officers are eligible to participate in the bonus pool. However, the committee has complete discretion to determine the amount of any bonus to be paid to any Company employee, including any Named Executive Officer, with respect to 2009. As described above, the committee did not approve any bonuses to Named Executive Officers, with respect to 2008.

   Timing of Stock Option Grants

        The Company did not grant stock options to any of its Named Executive Officers during 2008, and does not have any program, plan or practice to time option grants to its Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. If the Compensation Committee approves stock option grants at future regularly scheduled meetings, those grants may be made shortly before or after the public release of financial results or other material information. However, if that were to occur, it would be as a result of the fact that the Compensation Committee holds its meetings in connection with the Board meetings, not as a result of a program, plan or practice to time option grants. The Company also does not set the grant date of any stock option grants to new executives in coordination with the release of material non-public information, and has not timed, and does not plan to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

  Severance And Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our executive officers hold options and restricted stock units issued under our 2005 Equity Incentive Plan, and the vesting of awards issued under the plan may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that in the event of a merger or change of control (as defined in the plan) outstanding awards shall be assumed by the successor or an equivalent award shall be substituted, or the award shall vest and the participant will have the right to exercise the award.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2009 proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K/A for 2008. This report is provided by the following independent directors, who are all of the members of the Compensation Committee:

Barclay F. Corbus (Chair)
Allison H. Abraham
Joseph J. Tabacco, Jr.

  Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2008 concerning the compensation for services in all capacities to the Company and its subsidiaries of our principal executive officer and our principal financial officer, as well as our other three most highly compensated executive officers, calculated in accordance with the SEC's rules. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Patrick M. Byrne,	2008	$0	$0	$(94,787)	$0	$0	$(94,787)
Chief Executive Officer and	2007	$0	$0	$24,709	$0	$0	$24,709
Chairman of the Board of	2006	$0	$0	$114,235	$16,583	$6,750	$137,568
Directors
Jonathan E. Johnson III	2008	$209,760	$0	$(33,652)	$111,793	$11,787	$299,688
President and Corporate	2007	$195,833	$225,000	$13,837	$138,650	$11,225	$584,545
Secretary(5)	2006	$100,000	$180,000	$63,972	$91,576	$12,375	$447,923
Stormy D. Simon,	2008	$200,000	$0	$(39,209)	$203,267	$11,525	$375,583
Senior Vice President,	2007	$195,833	$225,000	$14,825	$254,512	$11,225	$701,395
Marketing and	2006	$100,000	$120,000	$68,541	$167,854	$12,375	$468,770
Customer Care
Stephen P. Tryon,	2008	$200,000	$0	$(11,421)	$204,307	$6,075	$398,961
Senior Vice President, Logistics	2007	$195,833	$175,000	$9,884	$252,600	$8,725	$642,042
and Human Capital Management	2006	$100,000	$120,000	$45,694	$165,900	$10,979	$442,573
David K. Chidester,	2008	$200,000	$0	$(11,421)	$101,489	$10,025	$300,093
Senior Vice President,	2007	$195,833	$175,000	$9,884	$165,635	$11,225	$557,577
Finance(6)	2006	$100,000	$120,000	$45,694	$89,584	$12,375	$367,653

(1)
Bonuses shown for 2006 were paid in February 2007 and relate to 2006. Bonuses shown for 2007 were paid in February 2008 and relate to 2007. No bonuses were paid relating to 2008.

(2)
The Stock Awards column for 2006 and 2007 reflect the amounts recognized in accordance with SFAS 123(R) without regard to forfeitures relating to the Company's Performance Share Plan. The amounts shown for 2008 reflect amounts recognized in accordance with SFAS 123 (R) without regard to forfeitures relating to grants of restricted stock units, reduced by the reversal of accruals related to grants made in 2006 under the Company's Performance Share Plan. The Performance Share Plan terminated on December 31, 2008, at which time the Company had not achieved the performance goals contemplated by the plan, without any payments having been made under the plan. No amounts ever were or will be paid under the Performance Share Plan.

(3)
The Option Awards column reflects options granted under the Company's 2005 Equity Incentive Plan and previous equity incentive plans. The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) without regard to forfeitures and thus include amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are discussed in Note 18 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 5, 2009.

(4)
Except with respect to the CEO, amounts shown are 401(k) matching contributions from the Company and were made in the form of Company common stock for amounts shown in 2007 and 2006. With respect to the CEO, the amount shown is for assistance with Schedule 13D filings in 2006.

(5)
Mr. Johnson was appointed as our President on July 28, 2008. Prior to his appointment, he served as our General Counsel and as our Vice President, Strategic Projects, and Senior Vice President, Corporate Affairs and Legal.

(6)
On January 5, 2009, Mr. Chidester, changed positions within the Company, moving from our Senior Vice President, Finance, to our Senior Vice President, Internal Reporting and Information. Effective January 5, 2009, Mr. Stephen J. Chesnut was appointed Senior Vice President, Finance.

  Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards or Units(1) (#)	Grant Date Fair Value of Stock Awards(2)
Patrick M. Byrne	January 14, 2008	15,000	$183,150
Jonathan E. Johnson III	January 14, 2008	15,000	$183,150
Stormy D. Simon	January 14, 2008	15,000	$183,150
Stephen P. Tryon	January 14, 2008	15,000	$183,150
David K. Chidester(3)	January 14, 2008	15,000	$183,150

    (1)
    Amounts reported relate to restricted stock unit grants under the Company's 2005 Equity Incentive Plan.

    (2)
    The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) without regard to forfeitures. The fair market value of the shares on the grant date was $12.21 per share. The shares vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

    (3)
    On January 5, 2009, Mr. Chidester, changed positions within the Company, moving from our Senior Vice President, Finance, to our Senior Vice President, Internal Reporting and Information. Effective January 5, 2009, Mr. Stephen J. Chesnut was appointed Senior Vice President, Finance.

  Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards(2)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(4)
Patrick M. Byrne	—	—	$—	—	15,000	$161,700
Jonathan E. Johnson III	5,000		$18.58	01/22/09	—	—
	19,200	20,800	$17.08	02/06/17	—	—
	—	—	$—	—	15,000	$161,700
Stormy D. Simon	15,000	—	$18.58	01/22/09	—	—
	9,800	200	$58.30	01/24/10	—	—
	19,200	20,800	$17.08	02/06/17	—	—
	—	—	$—	—	15,000	$161,700
Stephen P. Tryon	35,000	—	$31.03	08/23/09	—	—
	16,800	18,200	$17.08	02/06/17	—	—
	—	—	$—	—	15,000	$161,700
David K. Chidester(5)	25,000	—	$18.58	01/22/09	—	—
	16,800	18,200	$17.08	02/06/17	—	—
	—	—	$—	—	15,000	$161,700

(1)
Awards shown in this table consist of option and restricted stock unit grants under the Company's 2005 Equity Incentive Plan.

(2)
Options vest over the first four years of the option term at a rate of 25% at the end of the first year and 2% per month thereafter.

(3)
Restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(4)
Market values have been estimated using the closing price of the stock on December 31, 2008, which was $10.78.

(5)
On January 5, 2009, Mr. Chidester, changed positions within the Company, moving from our Senior Vice President, Finance, to our Senior Vice President, Internal Reporting and Information. Effective January 5, 2009, Mr. Stephen J. Chesnut was appointed Senior Vice President, Finance.

  Option Exercises and Stock Vested in 2008

        The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executive Officers on option award exercises during the year ended December 31, 2008. No stock awards vested during 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)
Patrick M. Byrne	0	$0
Jonathan E. Johnson III	28,668	$205,298
Stormy D. Simon	7,207	$28,034
Stephen P. Tryon	0	$0
David K. Chidester(3)	2,766	$41,117

    (1)
    Amounts shown in this table relate to options granted under the Company's 2005 Equity Incentive Plan.

    (2)
    Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price on the date of exercise.

    (3)
    On January 5, 2009, Mr. Chidester, changed positions within the Company, moving from our Senior Vice President, Finance, to our Senior Vice President, Internal Reporting and Information. Effective January 5, 2009, Mr. Stephen J. Chesnut was appointed Senior Vice President, Finance.

  Compensation of Directors

        Except for James V. Joyce, who served and was compensated as a consultant to us, we pay our non-employee directors $60,000 annually at the rate of $15,000 per quarter, and grant options or restricted stock unit awards to our non-employee directors, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2008 we granted restricted stock units to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units Granted	Closing Price of Common Stock on Date of Grant
Allison H. Abraham	May 13, 2008	5,000	$21.20
Barclay F. Corbus	May 13, 2008	5,000	$21.20
Joseph J. Tabacco, Jr.	May 13, 2008	5,000	$21.20
James V. Joyce(1)	January 14, 2008	15,000	$12.21

    (1)
    Mr. Joyce resigned from the Board on April 1, 2009.

        The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

        We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. The following table sets forth information concerning compensation paid to or accrued by the Company with respect to each non-employee member of the board of directors during the year ended December 31, 2008.

 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units Awards(1) ($)	Stock Option Awards (2) ($)	Total ($)
Allison H. Abraham	$60,000	$16,844	$72,787	$149,631
Barclay F. Corbus	$60,000	$16,844	$42,491	$119,335
Joseph J. Tabacco, Jr.	$60,000	$16,844	$47,003	$123,847
James V. Joyce(3)	$360,000	$49,408	$194,231	$603,639

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) and thus includes amounts from restricted stock unit awards made during 2008. At December 31, 2008, the number of restricted stock units held by each non-employee director was as follows: Ms. Abraham: 5,000; Mr. Corbus: 5,000; Mr. Tabacco: 5,000; and Mr. Joyce: 15,000.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) and thus includes amounts from option awards granted prior to 2008. At December 31, 2008, the number of options held by each non-employee director was as follows: Ms. Abraham: 30,000; Mr. Corbus: 15,000; Mr. Tabacco: 15,000; and Mr. Joyce: 40,000.

(3)
We paid the cash fees shown to Icent LLC, which is a management consulting company of which Mr. Joyce is the chief executive officer, and through which Mr. Joyce provided consulting services to us, and also paid approximately $75,187 of reimbursable expenses to Icent LLC. Mr. Joyce resigned from the Board on April 1, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        As described in the Compensation Discussion and Analysis included in this proxy statement, none of our Named Executive Officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our Named Executive Officers hold options and restricted stock units ("RSUs") issued under our equity incentive plans. The vesting of options and RSUs issued under those plans may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the Named Executive Officer within a period of time after a change of control has occurred. These provisions do not discriminate in scope, terms or operation in favor of the executive officers of the Company. If a triggering event under the 2005 Equity Incentive Plan had taken place on December 31, 2008, the vesting of options and RSUs held by Named Executive Officers could have been accelerated, but no additional payments or other benefits would have been paid as a result of the acceleration.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2008 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,423,005	$14.56	1,233,603
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	1,423,005	$14.56	1,233,603

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee is composed solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements for each of the three years in the period ended December 31, 2008, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2008, and (iii) PricewaterhouseCoopers LLP's evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2008. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees." The Audit Committee has received the written disclosures from the independent registered public accounting firm required by PCAOB Rule 3526 and the Committee discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K/A for the year ended December 31, 2008.

Members of the Audit Committee

Allison H. Abraham (Chair)
Barclay F. Corbus
Joseph J. Tabacco, Jr.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2008 by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings on Schedule 13G, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 22,745,002 shares of common stock outstanding as of December 31, 2008, as adjusted as required by rules promulgated by the SEC.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC 700 Bitner Road Park City, Utah 84098	5,592,127	(1)	24.6%
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario Canada MSJ 2N7	3,872,481	(2)	17.0%
Chou Associates Management Inc. 95 Wellington Street West, Suite 710 Toronto, Ontario Canada MSJ 2N7	2,352,465	(3)	10.3%
Directors and Named Executive Officers
Patrick M. Byrne	6,829,264	(4)	30.0%
Allison H. Abraham	18,300	(5)	*
Joseph J. Tabacco, Jr.	10,900	(6)	*
Barclay F. Corbus	7,950	(7)	*
James Joyce	37,769	(8)	*
Jonathan E. Johnson III	37,141	(9)	*
Stephen P. Tryon	71,450	(10)	*
David K. Chidester	42,697	(11)	*
Stormy D. Simon	43,027	(12)	*
Directors and Executive Officers as a Group (12 persons)	7,149,118		31.4%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer and Chairman of our Board of Directors, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared.

(2)
Reference is hereby made to the Schedule 13G filed by Fairfax Financial Holdings Limited and other reporting persons for information about the number of shares held by each and the nature of the beneficial ownership of each such person as of the date shown therein.

(3)
Reference is hereby made to the Schedule 13G/A filed by Chou Associates Management Inc. and other reporting persons for information about the number of shares held by each and the nature of the beneficial ownership of each such person as of December 31, 2008.

(4)
Patrick M. Byrne's shares include 5,592,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared.

(5)
Ms. Abraham's shares include 15,800 shares issuable under stock-based awards.

(6)
Mr. Tabacco's share include 5,900 shares issuable under stock-based awards.

(7)
Mr. Corbus' shares include 7,200 shares issuable under stock-based awards. The balance of the shares are held in a margin account and are pledged to secure indebtedness.

(8)
Mr. Joyce's shares include 34,800 shares issuable under stock-based awards. Mr. Joyce resigned from the Board on April 1, 2009.

(9)
Mr. Johnson's shares include 20,800 shares issuable under stock-based awards.

(10)
Mr. Tryon's shares include 53,200 shares issuable under stock-based awards.

(11)
Mr. Chidester's shares include 18,200 shares issuable under stock-based awards. The balance of the shares are held in a margin account and are pledged to secure indebtedness.

(12)
Ms. Simon's shares include 30,800 shares issuable under stock-based awards.

OTHER INFORMATION

  Certain Relationships and Related Transactions

        Since January 1, 2008, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2008 the amount we reimbursed Haverford Valley, L.C. for these expenses was less than $120,000. Although the amount of these reimbursements in 2009 is unknown, the amount could exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at rates not in excess of commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        James V. Joyce, who served on our Board of Directors from February 2008 through April 1, 2009, also has served as a consultant to us, through Icent LLC, a management consulting company of which Mr. Joyce serves as chief executive officer, for several years. We paid Icent LLC $360,000 annually, and paid approximately $75,187 of reimbursable expenses to Icent in 2008. On January 14, 2008 we granted 15,000 restricted stock units to Mr. Joyce, at which date the market price of the common stock was $12.21. On January 13, 2009 we granted 10,000 restricted stock units to Mr. Joyce, at which date the market price of the common stock was $9.89. The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three. On April 1, 2009, we terminated our consulting arrangement with Icent LLC, and Mr. Joyce resigned from the Board. Consequently, Mr. Joyce forfeited the unvested portion of the restricted stock units previously granted to him. In connection with the termination of the Icent LLC consulting arrangement, the Company agreed to pay Mr. Joyce $1,250,000.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's common stock, to file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, its officers, directors and 10% stockholders, the Company believes that during 2008 all of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934, except for four reports filed by Chou Associates Management, Inc. reporting three acquisitions of the Company's convertible senior notes. Chou Associates Management, Inc. has informed the Company that they were unaware of the Company's stock repurchases during the first quarter of 2008, which increased their beneficial ownership percentage above 10% without any acquisitions by Chou Associates Management, Inc.

  Deadline For Receipt of Stockholder Proposals

        If you wish to submit a proposal for possible inclusion in our 2010 proxy material, we must receive your notice, in accordance with rules of the SEC and the Company's Bylaws on or before

November 22, 2009. The proposal(s) should be mailed to our Secretary at our principal executive offices at 6350 South 3000 East, Salt Lake City, Utah 84121. If you intend to submit a proposal at the 2010 Annual Meeting but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before February 5, 2010. Our bylaws contain specific requirements regarding a stockholder's ability to nominate a candidate for director or to submit a proposal for consideration at an upcoming annual meeting. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary at the address shown above.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder Communications to assist in the solicitation of proxies at a cost of approximately $3,500 plus out-of-pocket expenses.

        An Annual Report on Form 10-K/A, excluding exhibits, for the fiscal year ended December 31, 2008 is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121. The Annual Report is also available on our website at http://investors.overstock.com.

   Voting by Internet or Telephone

        For shares of common stock that are registered in the name of the stockholder directly with our transfer agent, Computershare Trust Company, you may vote in person, by returning the enclosed proxy card or by Internet or telephone. Specific instructions to be followed by any registered stockholder interested in voting by Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that stockholders' instructions have been properly recorded.

        For shares of common stock that are beneficially owned by a stockholder and held in "street name" through a bank or brokerage, the stockholder may be eligible to vote such shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of our proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP's program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

        Stockholders voting via the Internet or telephone should understand that there may be costs associated with Internet or telephone access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

By Order of the Board,

Jonathan E. Johnson III President and Corporate Secretary

April 1, 2009
Salt Lake City, Utah

Overstock.com, Inc.
6350 South 3000 East Salt Lake City, Utah 84121
(801) 947-3100 www.overstock.com Nasdaq: OSTK

<STOCK#> NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 2 1 5 0 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01153A 2 1 D V + Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of the selection of Grant Thornton LLP as Overstock.com’s independent registered public accounting firm for 2009. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Patrick M. Byrne 1. Election of Directors: For Withhold 02 - Barclay F. Corbus For Withhold IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 6, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/OSTK • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2009 The undersigned hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the distribution center of the Company located at 1862 South 4800 West, Salt Lake City, UT 84104, at 1:00 p.m. on May 6, 2009, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — Overstock.com, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]